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                                EXHIBIT NO. 99
                                --------------

                        COMPUTATION OF PREMIUMS EARNED
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                  THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
                         COMPUTATION OF PREMIUMS EARNED
                                   (millions)
                                  (unaudited)





                                                                    Three Months Ended March 31,
                                                        ----------------------------------------------------
                                                           1995                 1994                % Change
                                                        ----------------------------------------------------
 Total direct premiums written                          $726.0                $605.6                     20

 Reinsurance ceded, net                                  (39.1)                (47.4)                    18
                                                        --------------------------------
 Net premiums written                                    686.9                 558.2                     23

 Change in net unearned premiums(1)                      (62.6)                (79.5)                    21
                                                        --------------------------------

 Premiums earned                                        $624.3                $478.7                     30
                                                        ================================



(1) Represents change in unearned premiums net of prepaid reinsurance premiums.